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                                                                   Exhibit 10.10


                           CHARLES RIVER LABORATORIES
                               Severance Agreement

      This will set forth our revised agreement regarding your severance.

      1. You will receive one-year of severance pay in exchange for your agreement not to compete with CRL during the one-year severance period. You will receive this severance pay even if you find employment during this period, so long as the employment is not with a competitor.

      2. If at the end of a year you have not found full-time employment, then CRL will, at its choosing, either release you from the non-compete or continue your severance for up to an additional year until you find non-competing employment.

      3. "Competitor" for this purpose means lab animal breeders and ascites producers.

      4. This severance arrangement will apply if you are terminated by CRL for any reason other than for "cause". "Cause" will be limited to the commission of a serious crime, fraud, dishonesty, willful misconduct or total disregard for your assigned duties.

      5. The outstanding balance of your one-year severance will be payable in a lump-sum to your spouse, child or other designated family member in the event you die during the initial year.

      6. Your CRL disability coverage will continue so long as the severance is still in effect.

      7. CRL's contributions to your ESLIRP will continue so long as the severance is in effect.

      8. You will be eligible for EICP for the year in which your termination occurs, on at least a pro rata allocation basis.

      If we agree, please sign below, and this will modify the CRL Corporate Officer Separation Plan as it applies to you.


/s/ Real H. Renaud                          /s/ James C. Foster
-----------------------------               ---------------------------------
Real H. Renaud                              James C. Foster
Vice President, Worldwide                   President and Chief Operating
 Production                                  Officer

Dated: January 7, 1992                      Dated: January 20, 1992